Exhibit 99.3


                            THE BANK OF NEW YORK

                101 BARCLAY STREET         30 CANNON STREET
              NEW YORK, NEW YORK 10286      LONDON EC4M 6XH
               UNITED STATES OF AMERICA       UNITED KINGDOM

                      JONES LANG LASALLE FINANCE B.V.
                         OFFER FOR ALL OUTSTANDING
                          9% SENIOR NOTES DUE 2007
                              IN EXCHANGE FOR
                          9% SENIOR NOTES DUE 2007
                    GUARANTEED ON AN UNSECURED BASIS BY
                      JONES LANG LASALLE INCORPORATED
        AND CERTAIN SUBSIDIARIES OF JONES LANG LASALLE INCORPORATED
                PURSUANT TO THE PROSPECTUS DATED [ . ], 2000


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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., LONDON
TIME, ON [ . ], 2000, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., LONDON TIME, ON THE EXPIRATION DATE.
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TO BROKERS, DEALERS, COMMERCIAL BANKS,
TRUST COMPANIES AND OTHER NOMINEES:

      We have been appointed by Jones Lang LaSalle Finance B.V., a private limited liability company incorporated under the laws of the Netherlands (the "Issuer") to act as the Exchange Agent in connection with the offer (the "Exchange Offer") of the Issuer and the Guarantors (as defined in the Letter of Transmittal) to exchange an aggregate principal amount of up to [EURO]165,000,000 of the Issuer's 9% Senior Notes due 2007, including the guarantees thereof by the Guarantors (the "New Notes"), for a like principal amount of the Issuer's issued and outstanding 9% Senior Notes due 2007, including the guarantees thereof by the Guarantors (the "Old Notes"), upon the terms and subject to the conditions set forth in the Prospectus dated [ . ], 2000 (the "Prospectus") and in the related letter of transmittal and the instructions thereto (the "Letter of Transmittal").

      Enclosed herewith are copies of the following documents:

           1.    the Prospectus;

           2. the Letter of Transmittal for your use and for the information of your clients, including a substitute Internal Revenue Service Form
      W-9 for collection of information relating to backup federal income tax withholding; and

           3. a Notice of Guaranteed Delivery to be used to accept the Exchange Offer with respect to Old Notes in certificated form or Old Notes accepted for clearance through the facilities of the Depository Trust Company under CUSIP number 48021PAA6 if (i) certificates for Old Notes are not immediately available, (ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to the Exchange Agent on or prior to the Expiration Date or (iii) the procedures for book-entry transfer cannot be completed on a timely basis.

           4. a form of letter which may be sent to your clients for whose account you hold the Old Notes, in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

      PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., LONDON TIME, ON [ . ], 2000, UNLESS EXTENDED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

      The Issuer and the Guarantors have not retained any dealer-manager in connection with the Exchange Offer and will not pay any fee or commission to any broker, dealer, nominee or other person (other than the Exchange Agent) for soliciting tenders of the Old Notes pursuant to the Exchange Offer. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients and for handling or tendering for your clients.

      Additional copies of the enclosed materials may be obtained by contacting the Exchange Agent as provided in the enclosed Letter of Transmittal.

                                         Very truly yours,

                                         THE BANK OF NEW YORK

      NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL
CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE ISSUER OR THE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER NOT CONTAINED IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.